Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2015 Results

•                 SECOND-QUARTER ADJUSTED AND GAAP EPS FROM CONTINUING OPERATIONS OF $0.52, ABOVE PREVIOUS GUIDANCE RANGE

•                 SECOND-QUARTER DOUBLE-DIGIT OPERATIONAL SALES GROWTH

•                 ADVANCES SEVERAL NEW TECHNOLOGIES IN ITS MEDICAL DEVICES AND DIAGNOSTICS BUSINESSES

ABBOTT PARK, Ill., July 22, 2015 — Abbott today announced financial results for the second quarter ended June 30, 2015.

•                  Second-quarter worldwide sales of $5.2 billion increased 10.8 percent on an operational basis and 2.2 percent on a reported basis. Worldwide sales increased 6.4 percent excluding the impact of 2014 acquisitions and foreign exchange.

•                  Diluted EPS from continuing operations on both an adjusted and GAAP basis was $0.52 in the second quarter.

•                  Abbott’s full-year 2015 adjusted EPS guidance range for continuing operations remains unchanged at $2.10 to $2.20. Projected full-year 2015 EPS for continuing operations under GAAP is $1.50 to $1.60.

•                  Second-quarter gross margin ratio was ahead of expectations, primarily driven by continued improvements in Diagnostics and Nutrition.

•                  In the second quarter, Abbott received European approval for Absorb GT1TM, which combines the world’s first fully dissolving stent with a next-generation delivery catheter; completed submissions for regulatory approval of Absorb in Japan and the U.S.; submitted for U.S. regulatory approval of its FreeStyle® Libre Pro Flash Glucose Monitoring System for professional use; and received U.S. FDA clearance for a first-of-its-kind blood test for its i-STAT® handheld system to aid in detecting early pregnancy in emergency situations.

“We’ve achieved another quarter of strong sales growth led by our global diagnostics and branded generics businesses,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re well on track to achieve our financial objectives for the year despite a challenging currency environment.”

SECOND-QUARTER BUSINESS OVERVIEW

Note: Prior year financial results have been adjusted to exclude the sales from Abbott’s developed markets branded generics pharmaceuticals and animal health businesses that were sold to Mylan and Zoetis, respectively, in the first quarter 2015. Therefore, sales and growth rates shown in the following charts represent continuing operations.

Following are sales by business segment and commentary for the second quarter and first half of the year:

Total Company

($ in millions)

				% Change vs. 2Q14
	Sales 2Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,592	3,578	5,170	3.1	14.2	1.8	10.8	2.2
Nutrition	729	988	1,717	0.6	6.3	(1.9)	3.9	(0.8)
Diagnostics	350	827	1,177	7.6	9.0	(4.3)	8.7	(1.0)
Established Pharmaceuticals	—	977	977	n/a	46.0	31.3	46.0	31.3
Medical Devices	505	784	1,289	3.0	3.1	(11.2)	3.1	(6.1)

* Total Abbott Sales from continuing operations include Other Sales of $10 million.

				% Change vs. 1H14
	Sales 1H15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	3,094	6,973	10,067	2.5	13.9	2.6	10.4	2.6
Nutrition	1,414	1,972	3,386	—	8.7	1.2	5.0	0.7
Diagnostics	677	1,593	2,270	6.6	7.6	(4.6)	7.3	(1.6)
Established Pharmaceuticals	—	1,874	1,874	n/a	44.5	31.5	44.5	31.5
Medical Devices	990	1,525	2,515	3.3	1.4	(11.7)	2.1	(6.3)

* Total Abbott Sales from continuing operations include Other Sales of $22 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

Second-quarter 2015 worldwide sales of $5.2 billion increased 10.8 percent on an operational basis and 2.2 percent on a reported basis, including an unfavorable 8.6 percent effect of foreign exchange. Worldwide sales increased 6.4 percent excluding the impact of 2014 acquisitions and foreign exchange, driven by strong performance in Established Pharmaceuticals and Diagnostics.

International sales increased 14.2 percent on an operational basis and 1.8 percent on a reported basis in the second quarter.

Emerging market sales increased 20.6 percent on an operational basis and 10.0 percent on a reported basis in the second quarter. Excluding the impact of 2014 acquisitions and foreign exchange, emerging market sales increased double digits in the quarter.

Nutrition

($ in millions)

				% Change vs. 2Q14
	Sales 2Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	729	988	1,717	0.6	6.3	(1.9)	3.9	(0.8)
Pediatric	401	567	968	2.0	5.2	(1.2)	3.9	0.1
Adult	328	421	749	(1.1)	7.7	(2.7)	3.9	(2.0)

				% Change vs. 1H14
	Sales 1H15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,414	1,972	3,386	—	8.7	1.2	5.0	0.7
Pediatric	786	1,144	1,930	3.2	8.4	2.3	6.3	2.7
Adult	628	828	1,456	(3.8)	9.2	(0.3)	3.5	(1.8)

Worldwide Nutrition sales increased 3.9 percent in the second quarter on an operational basis and decreased 0.8 percent on a reported basis, including an unfavorable 4.7 percent effect of foreign exchange.

Worldwide Pediatric Nutrition sales increased 3.9 percent on an operational basis and 0.1 percent on a reported basis in the quarter, including an unfavorable 3.8 percent effect of foreign exchange. Growth in the quarter was driven by double-digit operational growth in China and several countries in Latin America, partially offset by market dynamics in certain Asian countries. Abbott continues to broaden its pediatric nutrition portfolio in China and recently launched an organic version of its infant formula Eleva™ into the premium segment of the Chinese infant formula market. In the U.S., Abbott provided parents with another formula choice for their babies by launching Similac® Advance® non-GMO.

Worldwide Adult Nutrition sales increased 3.9 percent on an operational basis and decreased 2.0 percent on a reported basis in the quarter, including an unfavorable 5.9 percent effect of foreign exchange. Sales growth in the quarter was led by international performance, including double-digit operational growth in Latin America, as Abbott continues to shape and grow its priority international markets. As expected, U.S. Adult Nutrition sales were impacted by competitive and market dynamics, primarily in the institutional segment.

Diagnostics

($ in millions)

				% Change vs. 2Q14
	Sales 2Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	350	827	1,177	7.6	9.0	(4.3)	8.7	(1.0)
Core Laboratory	206	741	947	8.6	8.4	(4.9)	8.4	(2.3)
Molecular	50	66	116	(3.8)	18.3	2.6	8.4	(0.3)
Point of Care	94	20	114	12.7	7.3	(1.7)	11.6	9.8

				% Change vs. 1H14
	Sales 1H15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	677	1,593	2,270	6.6	7.6	(4.6)	7.3	(1.6)
Core Laboratory	391	1,422	1,813	5.3	6.9	(5.3)	6.6	(3.2)
Molecular	98	129	227	(0.4)	14.2	0.4	7.9	—
Point of Care	188	42	230	13.7	12.6	4.5	13.5	11.9

Worldwide Diagnostics sales increased 8.7 percent in the second quarter on an operational basis and decreased 1.0 percent on a reported basis, including an unfavorable 9.7 percent effect of foreign exchange. This business continues to deliver above-market growth across emerging and developed markets.

Core Laboratory Diagnostics sales increased 8.4 percent in the quarter on an operational basis and decreased 2.3 percent on a reported basis, including an unfavorable 10.7 percent effect of foreign exchange. Above-market sales growth this quarter, including double-digit operational sales growth in emerging markets, was driven by share gains in the U.S. and internationally as this business continues to win key new accounts with its customer-focused solutions.

Molecular Diagnostics sales increased 8.4 percent in the quarter on an operational basis and decreased 0.3 percent on a reported basis, including an unfavorable 8.7 percent effect of foreign exchange. Abbott’s core focus area of infectious disease testing, which represents approximately 55 percent of its Molecular Diagnostics sales, increased double digits in the quarter on an operational basis. As expected, U.S. growth was impacted by continued market dynamics in the oncology business and the planned scale down of the genetics business.

Point of Care Diagnostics sales increased 11.6 percent in the quarter on an operational basis as this business continues to build and expand its presence in targeted developed and emerging markets. Sales increased 9.8 percent on a reported basis, including an unfavorable 1.8 percent effect of foreign exchange. In the second quarter, Abbott received U.S. FDA clearance for its i-STAT Total β-hCG test, a first-of-its-kind handheld and whole blood point of care test that can rapidly and accurately detect pregnancy in the early stages, helping doctors make faster treatment decisions for women in emergency situations. In addition, Abbott launched its wireless i-STAT handheld system in Europe, which enables faster decision-making for doctors and enhances workflow by transmitting test results to patient medical records in minutes.

Established Pharmaceuticals

($ in millions)

Note: Prior year financial results have been adjusted to exclude the sales from the developed markets branded generics pharmaceuticals business, which was sold to Mylan on Feb. 27, 2015. Therefore, sales and growth rates shown in the following charts represent continuing operations.

				% Change vs. 2Q14
	Sales 2Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	977	977	n/a	46.0	31.3	46.0	31.3
Key Emerging Markets	—	727	727	n/a	43.2	28.3	43.2	28.3
Other	—	250	250	n/a	54.8	40.5	54.8	40.5

				% Change vs. 1H14
	Sales 1H15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	1,874	1,874	n/a	44.5	31.5	44.5	31.5
Key Emerging Markets	—	1,380	1,380	n/a	43.9	29.9	43.9	29.9
Other	—	494	494	n/a	46.4	36.1	46.4	36.1

Established Pharmaceuticals sales increased 46.0 percent in the second quarter on an operational basis and 31.3 percent on a reported basis, including an unfavorable 14.7 percent effect of foreign exchange.  Excluding the impact of 2014 acquisitions and foreign exchange, sales increased double digits in the quarter.

Key Emerging Markets include India, Russia, China, Brazil and Colombia, along with several additional markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 43.2 percent on an operational basis, driven by above-market growth in India, China, and Colombia. Sales increased 28.3 percent on a reported basis, including an unfavorable 14.9 percent effect of foreign exchange.

In Latin America, sales increased double digits in the quarter on an operational basis with and without the impact of the 2014 acquisition of CFR Pharmaceuticals, which broadened Abbott’s presence and product portfolio in the region.

Medical Devices

($ in millions)

				% Change vs. 2Q14
	Sales 2Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	505	784	1,289	3.0	3.1	(11.2)	3.1	(6.1)
Vascular	298	424	722	6.0	1.5	(12.4)	3.2	(5.6)
Diabetes Care	93	185	278	(4.3)	10.1	(5.8)	5.3	(5.3)
Medical Optics	114	175	289	2.0	0.1	(13.4)	0.8	(8.0)

Vascular Product Lines:
Coronary Devices(a)	195	363	558	6.9	0.9	(12.8)	2.7	(6.8)
Endovascular(b)	70	62	132	3.8	5.4	(9.9)	4.6	(3.1)

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters, and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

				% Change vs. 1H14
	Sales 1H15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	990	1,525	2,515	3.3	1.4	(11.7)	2.1	(6.3)
Vascular	581	839	1,420	6.3	0.5	(12.3)	2.6	(5.5)
Diabetes Care	195	350	545	0.3	6.0	(8.3)	4.1	(5.4)
Medical Optics	214	336	550	(1.5)	(1.0)	(13.4)	(1.2)	(9.2)

Vascular Product Lines:
Coronary Devices(a)	380	719	1,099	5.4	(0.4)	(13.0)	1.4	(7.4)
Endovascular(b)	137	120	257	8.0	6.1	(8.3)	7.0	(0.2)

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters, and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 3.1 percent in the second quarter on an operational basis and decreased 6.1 percent on a reported basis, including an unfavorable 9.2 percent effect of foreign exchange.

Worldwide sales of Vascular products increased 3.2 percent in the quarter on an operational basis and decreased 5.6 percent on a reported basis, including an unfavorable 8.8 percent effect of foreign exchange. Sales of Abbott’s MitraClip® structural heart device for the treatment of mitral regurgitation increased double digits globally, including strong momentum in the U.S. as Abbott continues to build and shape the market for this first-in-class device. Abbott recently received European approval for Absorb GT1, which combines the Absorb bioresorbable vascular scaffold with a next-generation delivery catheter. Abbott also completed submissions for regulatory approval of Absorb in Japan and the U.S., and expects to submit for regulatory approval in China in the coming months.

Worldwide Diabetes Care sales increased 5.3 percent in the quarter on an operational basis and decreased 5.3 percent on a reported basis, including an unfavorable 10.6 percent effect of foreign exchange. International sales growth was driven by continued uptake of Abbott’s revolutionary new FreeStyle Libre Flash Glucose Monitoring System. In the quarter, Abbott submitted FreeStyle Libre Pro, its professional-use version of FreeStyle Libre, for regulatory approval in the U.S. FreeStyle Libre Pro incorporates the same sensor-based technology as FreeStyle Libre and has the potential to change how healthcare providers manage diabetic patients.

Worldwide Medical Optics sales increased 0.8 percent in the quarter on an operational basis and decreased 8.0 percent on a reported basis, including an unfavorable 8.8 percent effect of foreign exchange. Sales growth in the quarter was impacted by market dynamics in the cataract and refractive businesses. Abbott expects improved sales growth over the rest of the year as it continues to drive adoption of recently launched products.

ABBOTT’S FULL-YEAR 2015 EARNINGS-PER-SHARE GUIDANCE RANGE REMAINS UNCHANGED

Abbott’s full-year 2015 guidance range for earnings per share from continuing operations, excluding specified items, remains unchanged at $2.10 to $2.20, representing strong growth at the mid-point of the guidance range.

Abbott forecasts net specified items related to continuing operations for the full year 2015 of approximately $0.60 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives, and expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock.

Including net specified items, projected earnings per share from continuing operations under U.S. Generally Accepted Accounting Principles (GAAP) would be $1.50 to $1.60 for the full year 2015.

ABBOTT DECLARES 366TH CONSECUTIVE QUARTERLY DIVIDEND

On June 12, 2015, the board of directors of Abbott declared the company’s quarterly dividend of $0.24 per share. Abbott’s cash dividend is payable on Aug. 15, 2015, to shareholders of record at the close of business on July 15, 2015.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 73,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2014, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Scott Stoffel, (224) 668-5201

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Second Quarter Ended June 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	2Q15	2Q14	% Change
Net Sales	$5,170	$5,057	2.2

Cost of products sold, excluding amortization expense	2,218	2,288	(3.0)
Amortization of intangible assets	151	133	13.6
Research and development	345	310	11.1
Selling, general, and administrative	1,727	1,649	4.8
Total Operating Cost and Expenses	4,441	4,380	1.4

Operating earnings	729	677	7.5

Interest expense, net	17	17	2.7
Net foreign exchange (gain) loss	5	—	n/m
Other (income) expense, net	(279)	2	n/m	1)
Earnings from Continuing Operations before taxes	986	658	49.8

Taxes on Earnings from Continuing Operations	200	233	(14.5)
Earnings from Continuing Operations	786	425	85.1

Earnings (loss) from Discontinued Operations, net of taxes	(2)	41	n/m	2)

Net Earnings	$784	$466	68.3

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$786	$741	6.1	3)

Diluted Earnings per Common Share from:
Continuing Operations	$0.52	$0.28	85.7
Discontinued Operations	—	0.02	(100.0)	2)
Total	$0.52	$0.30	73.3

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.52	$0.49	6.1	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,504	1,517

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2015 Other (income) expense includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition, both reported as specified items.

2)             2014 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect financial results from the developed markets branded generics pharmaceuticals and animal health businesses, and favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

3)             2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of less than $1 million as intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions were offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $316 million, or $0.21 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

First Half Ended June 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	1H15	1H14	% Change
Net Sales	$10,067	$9,812	2.6

Cost of products sold, excluding amortization expense	4,299	4,562	(5.8)
Amortization of intangible assets	307	260	18.2
Research and development	658	679	(3.0)
Selling, general, and administrative	3,464	3,269	6.0
Total Operating Cost and Expenses	8,728	8,770	(0.5)

Operating earnings	1,339	1,042	28.4

Interest expense, net	33	37	(10.5)
Net foreign exchange (gain) loss	(49)	1	n/m
Other (income) expense, net	(284)	5	n/m	1)
Earnings from Continuing Operations before taxes	1,639	999	63.9

Taxes on Earnings from Continuing Operations	324	350	(7.7)
Earnings from Continuing Operations	1,315	649	102.5

Earnings from Discontinued Operations, net of taxes	25	192	(87.1)
Gain on Sale of Discontinued Operations, net of taxes	1,736	—	n/m
Net Earnings from Discontinued Operations, net of taxes	1,761	192	n/m	2)

Net Earnings	$3,076	$841	n/m

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$1,505	$1,276	17.9	3)

Diluted Earnings per Common Share from:
Continuing Operations	$0.87	$0.42	107.1
Discontinued Operations	1.16	0.13	n/m	2)
Total	$2.03	$0.55	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.99	$0.83	19.3	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,511	1,532

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2015 Other (income) expense includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition, both reported as specified items.

2)             2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.736 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and a favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2014 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect financial results from the developed markets branded generics pharmaceuticals and animal health businesses, and favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations and the developed markets branded generics pharmaceuticals business.

3)             2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of
$190 million, or $0.12 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $627 million, or $0.41 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	2Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$151	$(151)	—
Gross Margin	2,801	185	$2,986	57.8%
R&D	345	(20)	325	6.3%
SG&A	1,727	(67)	1,660	32.1%
Other (Income) Expense, Net	(279)	287	8
Earnings from Continuing Operations before taxes	986	(15)	971
Taxes on Earnings from Continuing Operations	200	(15)	185
Net Earnings from Continuing Operations	786	—	786
Diluted Earnings per Share from Continuing Operations	$0.52	—	$0.52

Specified items reflect intangible amortization expense of $151 million and other expenses of $121 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

	2Q14
	Historical GAAP Adj for Disc Ops 1)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$133	$(133)	—
Gross Margin	2,636	160	2,796	55.3%
R&D	310	(1)	309	6.1%
SG&A	1,649	(95)	1,554	30.7%
Other (Income) Expense, Net	2	(2)	—
Earnings from Continuing Operations before taxes	658	258	916
Taxes on Earnings from Continuing Operations	233	(58)	175
Net Earnings from Continuing Operations	425	316	741
Diluted Earnings per Share from Continuing Operations	$0.28	$0.21	$0.49

1)       Historical GAAP financial results, adjusted for the discontinued operations, as previously reported in Abbott’s 8-K filing dated Jan. 27, 2015.

Specified items reflect intangible amortization expense of $133 million and other expenses, primarily associated with cost reduction initiatives of $125 million, as well as tax expense of $101 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	1H15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$307	$(307)	—
Gross Margin	5,461	371	$5,832	57.9%
R&D	658	(22)	636	6.3%
SG&A	3,464	(109)	3,355	33.3%
Other (Income) Expense, Net	(284)	282	(2)
Earnings from Continuing Operations before taxes	1,639	220	1,859
Taxes on Earnings from Continuing Operations	324	30	354
Net Earnings from Continuing Operations	1,315	190	1,505
Diluted Earnings per Share from Continuing Operations	$0.87	$0.12	$0.99

Specified items reflect intangible amortization expense of $307 million and other expenses of $200 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

	1H14
	Historical GAAP Adj for Disc Ops 1)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$260	$(260)	—
Gross Margin	4,990	342	5,332	54.3%
R&D	679	(51)	628	6.4%
SG&A	3,269	(180)	3,089	31.5%
Other (Income) Expense, Net	5	(4)	1
Earnings from Continuing Operations before taxes	999	577	1,576
Taxes on Earnings from Continuing Operations	350	(50)	300
Net Earnings from Continuing Operations	649	627	1,276
Diluted Earnings per Share from Continuing Operations	$0.42	$0.41	$0.83

1)       Historical GAAP financial results, adjusted for the discontinued operations, as previously reported in Abbott’s 8-K filing dated Jan. 27, 2015.

Specified items reflect intangible amortization expense of $260 million and other expenses, primarily associated with cost reduction initiatives of $317 million, as well as tax expense of $154 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the second-quarter tax rates for continuing operations for 2015 and 2014 is shown below:

	2Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$986	$200	20.2%
Specified items	(15)	(15)
Excluding specified items	$971	$185	19.0%

	2Q14
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$658	$233	35.4%	1)
Specified items	258	(58)
Excluding specified items	$916	$175	19.0%

1)             Reported tax rate on a GAAP basis includes the impact of tax expense of $101 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

A reconciliation of the year-to-date tax rates for continuing operations for 2015 and 2014 is shown below:

	1H15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,639	$324	19.7%
Specified items	220	30
Excluding specified items	$1,859	$354	19.0%

	1H14
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$999	$350	35.0%	2)
Specified items	577	(50)
Excluding specified items	$1,576	$300	19.0%

2)             Reported tax rate on a GAAP basis includes the impact of tax expense of $154 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

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